Exhibit T3C2

SECOND SUPPLEMENTAL INDENTURE

dated as of February 20, 2014

among

EMERALD PLANTATION HOLDINGS LIMITED

as the Company

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

COMPUTERSHARE TRUST COMPANY, N.A.

as Security Trustee

and

The entities listed on Schedule I hereto

as Subsidiary Guarantors

6.00% Guaranteed Senior Notes Due 2020

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of February 20, 2014, among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), Computershare Trust Company, N.A., as trustee (the “Trustee”) and Computershare Trust Company, N.A., as security trustee (the “Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, the Trustee and the Security Trustee, entered into the Indenture, dated as of January 30, 2013 (as amended, the “Indenture”), relating to the Company’s 6.00% Guaranteed Senior Notes Due 2020 (the “Notes”);

WHEREAS, on January 30, 2013, the Company issued U.S.$299,999,916 aggregate principal amount of Notes;

WHEREAS, on July 2, 2013, the Company issued U.S.$10,066,664 aggregate principal amount of PIK Notes;

WHEREAS, by way of a supplemental indenture dated as of August 19, 2013 (the “First Supplemental Indenture”), Sino-Maple Trading Limited, a private company limited by shares established under the laws of Hong Kong, agreed to become a new Subsidiary Guarantor;

WHEREAS, Section 9.01(a) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without notice to or the consent of any Holder pursuant to the conditions stated therein;

WHEREAS, Section 9.02(a) of the Indenture provides that, subject to certain exceptions, among which are the provisions of Section 9.02(c) of the Indenture, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (including PIK Notes);

WHEREAS, Section 9.02(c) of the Indenture provides, among other matters, that notwithstanding the provisions of Section 9.02(a) of the Indenture, without the consent of the Holders of not less than 80% in aggregate principal amount of the outstanding Notes affected thereby, an amendment may not amend, change or modify any provision of any Security Document, or any provision of the Indenture relating to the Collateral, in a manner that adversely affects the Holders, except in accordance with the other provisions of the Indenture;

WHEREAS, Section 9.02(d) of the Indenture provides that it is not necessary for Holders to approve the particular form of any proposed amendment, but is sufficient if their consent approves the substance thereof;

WHEREAS, Section 9.02(e) of the Indenture provides that an amendment under Section 9.02 of the Indenture will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes;

WHEREAS, the Company wishes to amend certain provisions of the Indenture in a manner that requires the consent of Holders;

WHEREAS, the Company sought written consents from the Holders with respect to the substance of the amendments listed in Sections 1 through 6 and 8 through 10 below;

WHEREAS, as of the date hereof, the Company has submitted to the Trustee written consents from the Holders of more than 80% in aggregate principal amount of Outstanding Notes with respect to the substance of the amendments listed in clauses 1 through 6 and 8 through 10 below;

WHEREAS, the Company, the Trustee, the Security Trustee and the Subsidiary Guarantors are relying on the evidence of the submission of such consents in executing this Supplemental Indenture;

WHEREAS, the Company wishes to amend Section 9.02(c) of the Indenture in a manner that does not require the consent of Holders;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

AMENDMENTS TO THE INDENTURE

(1)	The definition of “Asset Disposition” in Section 1.01 is amended by deleting “Restricted Subsidiary” in clause (1) thereof and replacing it with “Subsidiary Guarantor” and by deleting “Restricted Subsidiaries” in clause (2) thereof and replacing it with “Subsidiary Guarantors”.

(2)	The definition of “Entire Sale Transaction” in Section 1.01 is amended by deleting “an Asset Disposition” and replacing it with “a sale or other disposition.”

(3)	The definition of “Offer to Purchase” in Section 1.01 is amended by deleting both instances of “provided that each Note purchased and each new Note issued shall be in a principal amount of US$2,000 or integral multiples of US$1,000” and replacing it with “provided that each Note purchased and each new Note issued shall be in a principal amount of US$1.00 or any amount in excess thereof which is an integral multiple of US$1.00.”

(4)	Section 2.04(c) is amended by deleting “, in a minimum denomination of US$2,000 or any amount in excess thereof which is an integral multiple of US$1,000” and replacing it with “, in a minimum denomination of US$1.00 or any amount in excess thereof which is an integral multiple of US$1.00.”

(5)	Section 3.02(d) is amended by deleting “no Note of US$2,000 in principal amount or less shall be redeemed in part” and replacing it with “no Note of US$1.00 in principal amount or less shall be redeemed in part.”

(6)	Section 4.15(a)(3) is deleted in its entirety and replaced with “INTENTIONALLY OMITTED.”

(7)	Section 9.02(c) is amended by deleting “outstanding” and replacing it with “Outstanding.”

(8)	Section 11.11(a) is amended by the deletion of “or” at the end of subsection (3), the addition of “; or” at the end of subsection (4) in place of “.” and the addition of a new subsection (5) as follows:

“(5)	or in connection with the solvent liquidation of any Subsidiary Guarantor within the jurisdiction where such Subsidiary Guarantor is organized;”

(9)	The Form of Reverse of Certificated Note contained in Exhibit A (Form of Face of Certificated Note) is amended by deleting “in minimum denominations of US$2,000 principal amount and any multiple of US$1,000 in excess thereof” and replacing it with “in minimum denominations of US$1.00 principal amount and any multiple of US$1.00 in excess thereof.”

(10)	The Form of Reverse of Certificated Note contained in Exhibit B (Form of Global Note) is amended by deleting “in minimum denominations of US$2,000 principal amount and any multiple of US$1,000 in excess thereof” and replacing it with “in minimum denominations of US$1.00 principal amount and any multiple of US$1.00 in excess thereof.”

REPRESENTATIONS AND CERTIFICATIONS

(11)	The Company hereby represents and warrants that:

(a)	all actions necessary to give effect to this Supplemental Indenture have been taken;

(b)	Holders representing the requisite principal amounts of the Outstanding Notes have consented to the substance of the amendments set forth in clauses 1 through 6 and 8 through 10 above;

(c)	pursuant to the Indenture, consent of Holders is not required for the amendment set forth in clause 7 above;

(d)	in connection with the amendments set forth in clauses 1, 2, 6 and 8 above, consents in writing from Holders representing 82.21% in aggregate principal amount of the Outstanding Notes have been obtained; and

(e)	in connection with the amendments set forth in clauses 3, 4, 5, 9 and 10 above, consents in writing from Holders representing 82.27% in aggregate principal amount of the Outstanding Notes have been obtained;

FURTHER AGREEMENTS

(12)	The parties hereto agree that this Supplemental Indenture is effective to amend the Indenture.

(13)	Except as specifically amended or consented hereby, all the terms and conditions of the Indenture shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Supplemental Indenture shall not operate as, or constitute a consent or modification of, any right, power or remedy of any party to the Indenture. All references to the Indenture in any other document or instrument shall be deemed to mean the Indenture as modified by the First Supplemental Indenture and as amended and consented to by this Supplemental Indenture.

(14)	This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(15)	This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

(16)	This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

(17)	Neither the Trustee nor the Security Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EMERALD PLANTATION HOLDINGS LIMITED, for itself and on behalf of all the Subsidiary Guarantors)[1]

By:	/s/ Paul Brough
Name:	Paul Brough
Title:	Director

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Security Trustee

By:	/s/ John M. Wahl
Name:	John M. Wahl
Title:	Corporate Trust Officer

[1]	Pursuant to a power of attorney granting attorney in fact to execute the instruments contemplated.

SCHEDULE I

List of Subsidiary Guarantors

1.	Sino-Capital Global Inc.
2.	Sino-Panel Holdings Limited (BVI)
3.	Sino-Panel (Asia) Inc. (BVI)
4.	Sino-Panel (Gaoyao) Ltd. (BVI)
5.	SFR (China) Inc. (BVI)
6.	Sino-Wood Partners, Limited (H.K.)
7.	Sino-Forest Resources Inc. (BVI)
8.	Suri-Wood Inc. (BVI)
9.	Sino-Plantation Limited (H.K.)
10.	Sino-Wood (Guangxi) Limited (H.K.)
11.	Sino-Wood (Jiangxi) Limited (H.K.)
12.	Sino-Wood (Guangdong) Limited (H.K.)
13.	Sino-Global Holdings Inc. (BVI)
14.	Sinowin Investments Limited (BVI)
15.	Sino-Panel (North East China) Limited (BVI)
16.	Sino-Panel [Hunan] Limited (BVI) (formerly known as Comtech Universal Limited)
17.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)
18.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)
19.	Sino-Panel (Guangzhou) Limited (BVI)
20.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)
21.	Sino-Panel (Yunnan) Limited (BVI)
22.	Sino-Panel (Guangxi) Limited (BVI)
23.	Sino-Panel (Guizhou) Limited (BVI)
24.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)
25.	Sino-Panel (Shaoyang) Limited (BVI)
26.	Sino-Panel (Yongzhou) Limited (BVI)
27.	Sino-Panel (Fujian) Limited (BVI)
28.	Grandeur Winway Limited (BVI)
29.	Sinowood Limited (Cayman Islands)
30.	Sino-Forest Investments Limited (BVI)
31.	Sino-Wood (Fujian) Limited (H.K.)
32.	Sino-Panel (North Sea) Limited (BVI)
33.	Sino-Panel (Huaihua) Limited (BVI)
34.	Amplemax Worldwide Limited (BVI)
35.	Ace Supreme International Limited (BVI)
36.	Express Point Holdings Limited (BVI)
37.	Glory Billion International Limited (BVI)
38.	Smart Sure Enterprises Limited (BVI)
39.	Expert Bonus Investment Limited (BVI)
40.	Dynamic Profit Holdings Limited (BVI)
41.	Alliance Max Limited (BVI)
42.	Brain Force Limited (BVI)

43.	Cheer Gold Worldwide Limited (BVI)
44.	General Excel Limited (BVI)
45.	Harvest Wonder Worldwide Limited (BVI)
46.	Homix Limited (BVI)
47.	Poly Market Limited (BVI)
48.	Prime Kinetic Limited (BVI)
49.	Regal Win Capital Limited (BVI)
50.	Rich Choice Worldwide Limited (BVI)
51.	Sino-Forest International (Barbados) Corporation (Barbados)
52.	Sino-Global Management Consulting Inc. (BVI)
53.	Sino-Panel (China) Nursery Limited (BVI)
54.	Sino-Panel (Russia) Limited (BVI)
55.	Sino-Wood Trading Limited (BVI)
56.	Sino-Panel Trading Limited (BVI)
57.	Trillion Edge Limited (BVI)
58.	Value Quest International Limited (BVI)
59.	Well Keen Worldwide Limited (BVI)
60.	Mandra Forestry Holdings Limited (BVI)
61.	Mandra Forestry Finance Limited (BVI)
62.	Mandra Forestry Anhui Limited (BVI)
63.	Mandra Forestry Hubei Limited (H.K.)
64.	Elite Legacy Limited (BVI)
65.	Emerald Plantation Group Limited (Cayman Islands)
66.	Sino-Maple Trading Limited (H.K.)